SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - October 31, 2011
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 28, 2011, AK Steel Corporation (“AK Steel”) entered into a $1.0 billion, five-year senior secured revolving credit facility (the “Credit Facility”) pursuant to a Loan and Security Agreement with Bank of America, N.A., as Agent, JP Morgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents, Citibank, N.A. and Deutsche Bank Securities Inc., as Co-Documentation Agents, Fifth Third Bank and PNC Bank, National Association, as Managing Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Co-Book Managers, and certain financial institutions, as lenders (the “Loan and Security Agreement”).

On October 31, 2011, pursuant to the terms of the Loan and Security Agreement, AK Steel obtained an additional $100.0 in credit commitments from lenders under the Credit Facility, raising its total credit limit under the Credit Facility to $1.1 billion. To effect this increase, AK Steel, as Borrower, entered into Increased Commitment Agreements with Bank of America, N.A., as Agent, and certain financial institutions, as lenders (the “Incremental Agreements”). All terms and conditions of the Loan and Security Agreement remain the same as those in effect prior to the increase. As a result of the higher credit limit, certain availability thresholds with respect to the covenants under the Loan and Security Agreement increased proportionally with the increase in the credit limit. Availability of borrowings under the Credit Facility is subject to a borrowing base calculation based upon a valuation of AK Steel's eligible inventories (including raw materials, finished and semi-finished goods, work-in-process inventory, and in-transit inventory) and eligible accounts receivable, each multiplied by an applicable advance rate.  In addition, availability of borrowings is reduced in an amount equal to AK Steel's outstanding letters of credit.

The foregoing description does not constitute a complete summary of the Credit Facility and is qualified by reference in its entirety to the full text of the Credit Facility, a copy which was filed as Exhibit 10.1 to AK Steel Holding Corporation's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 29, 2011, and is incorporated herein by reference. In addition, the foregoing description of the Incremental Agreements does not constitute a complete summary of the Incremental Agreements and is qualified by reference in its entirety to the full text of the Incremental Commitment Agreements, the Form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained in Item 1.01, above, and are incorporated as if fully restated herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

10.1
Form of Increased Commitment Agreement, dated as of October 31, 2011 by and among AK Steel, as Borrower, Bank of America, N.A., as Agent, and certain Financial Institutions as the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: October 31, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Increased Commitment Agreement, dated as of October 31, 2011 by and among AK Steel, as Borrower, Bank of America, N.A., as Agent, and certain Financial Institutions as the lenders party thereto.